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                                                                   EXHIBIT 99.11


INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Phoenix Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 17 to Registration Statement No. 2-77068 of our report dated September 10, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Princeton, New Jersey
November 26,  1996